Exhibit 99.1

NEWS RELEASE
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                                                                  [ARCH LOGO]


ARCH CHEMICALS, INC.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856



                             Investor Contact: MARK E. FAFORD (203) 229-2654

                                Press Contact: DALE N. WALTER (203) 229-3033



            ARCH WOOD PROTECTION, INC. ANNOUNCES THAT FEDERAL COURT REJECTS CLASS ACTION STATUS FOR CCA-TREATED WOOD LAWSUIT


SMYRNA, Georgia, April 2, 2004 -- The United States District Court in Western Louisiana has denied class action status to a lawsuit challenging the safety of wood treated with Chromated Copper Arsenate (CCA).

The ruling in Ardoin vs. Stine Lumber Co., et al. was made after the plaintiffs took the unusual step of attempting to dismiss their own lawsuit. The court denied the plaintiffs' attempted dismissal and ordered a hearing on the class issue. In a strongly worded ruling for the defense, District Court Judge Patricia Minaldi rejected all of the plaintiffs' arguments for class certification.

This is the third time a court has rejected class certification of a case challenging the safety of CCA-treated wood. No court has ever granted class action status to such a case.

Jim Hale, executive director of the Wood Preservative Science Council, commented, "This ruling is a major vindication for the treated wood industry."

Headquartered in Smyrna, GA, Arch Wood Protection, Inc. manufactures various preservatives and additives to enhance the properties of wood, and provides engineering, environmental,


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technical and marketing services to its treaters and other customers. With manufacturing operations in North America and Europe, joint ventures in South America and Australasia, and laboratories in Georgia, England and New Zealand, Arch Wood Protection has developed unsurpassed expertise in wood preservation technology. For more information about Arch Wood Protection, go to www.naturalselect.com and www.wolmanizedwood.com.

Arch Wood Protection, Inc. is a subsidiary of Arch Chemicals, Inc. (NYSE:
ARJ), a global specialty chemicals company with $1 billion in annual sales.


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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management's beliefs, certain assumptions made by management and management's current expectations, estimates and projections about the markets and economy in which Arch and its various businesses operate. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "opines," "plans," "predicts," "projects," "should," "targets," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors"), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions; lack of economic recovery in 2004 in the U.S.; lack of moderate growth or recession in European economies; increases in interest rates; economic conditions in Asia; worsening economic and political conditions in Venezuela; strengthening of the U.S. dollar against foreign currencies; customer acceptance of new products; efficacy of new technology; changes in U.S. laws and regulations; increased competitive and/or customer pressure; the Company's ability to maintain chemical price increases; higher-than-expected raw material costs for certain chemical product lines; increased foreign competition in the calcium hypochlorite markets; lack of continued recovery in the semiconductor industry;



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unfavorable court, arbitration or jury decisions; the supply/demand balance for the Company's products, including the impact of excess industry capacity; failure to achieve targeted cost-reduction programs; unsuccessful entry into new markets for electronic chemicals; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; the occurrence of unexpected manufacturing interruptions/outages at customer or company plants; reduction in expected government contract orders and/or the failure to renew or extend the U.S. government contract for hydrazine propellants; unfavorable weather conditions for swimming pool use; inability to expand sales in the professional pool dealer market; and gains or losses on derivative instruments.



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